Exhibit 10.3

THE NEW YORK TIMES COMPANY

DEFERRED EXECUTIVE COMPENSATION PLAN

AMENDMENT

THIS INSTRUMENT made as of the 29th day of October, 2009 by the ERISA Management Committee (the “Committee”) of The New York Times Company (the “Company”).

W I T N E S S E T H

WHEREAS, the Company maintains, for the benefit of eligible employees, The New York Times Company Deferred Executive Compensation Plan, as amended from time to time (the “Plan”); and

WHEREAS, pursuant to Section 9.1 of the Plan, the Company shall have the right to amend the Plan by an action of the Committee; and

WHEREAS, the Committee desires to amend the Plan, effective January 1, 2010, to change the definition of “Eligible Employee” for purposes of determining eligibility to participate in the Plan;

WHEREAS, the Committee desires to amend the Plan, effective January 1, 2009, to clarify the definition of “Change Of Control,” the forms of payment and the re-deferral provisions;

NOW, THEREFORE, the Plan is hereby amended, effective as of the dates set forth below, as follows:

1. Effective as of January 1, 2010, Section 1.3, “History of the Plan,” is hereby amended by adding the following sentence to the end thereof:

“Effective January 1, 2010, the Plan was amended to change the definition of Eligible Employee to employees who are listed in Band Level 1 or 2, or a comparable level, for the prior calendar year.”

2. Effective as of January 1, 2009, Section 2.2, “Change Of Control,” is hereby amended by adding the following sentence to the end thereof:

“For purposes of clarification, a Change Of Control shall be deemed to occur only if such transactions or events would give rise to a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” under Section 409A of the Code and the regulations thereunder.”

3. Effective as of January 1, 2010, Section 2.10, “Eligible Employee,” is hereby deleted in its entirety and replaced with the following:

“2.10 Eligible Employee means, each employee of the Employer whose annual base salary on October 1 of the year prior to the year for which such employee defers any Compensation under the Plan is determined by reference to salary Band Level 1 or salary Band Level 2, or a comparable level (as formulated by the Company), who is not covered under a collective bargaining agreement, who is not eligible to participate in any other non-qualified deferred compensation plan sponsored by the Employer and/or its subsidiaries and affiliates while deferring Compensation under this Plan, and who consents to the purchase of Corporate Owned Life Insurance by the Employer. An Employee who participated in this Plan prior to January 1, 2010, and who no longer meets the definition of Eligible Employee, shall continue to be a Participant with respect to existing deferrals, but shall not be permitted to defer any additional Compensation unless he or she again qualifies as an Eligible Employee.”

4. Effective as of January 1, 2009, Section 7.1, “Election As To Form Of Payment,” is hereby amended by adding the following sentence after the second sentence thereof:

“For purposes of clarification, during the applicable annual enrollment period, a Participant may elect to receive his/her Elective Deferrals for such Plan Year in (i) one lump sum payment payable between January 2 and March 15 immediately following the end of the deferral period for such Plan Year, (ii) in annual installments over a period of five, ten or fifteen years commencing between January 2 and March 15 immediately following the end of the deferral period for such Plan Year, or (iii) a partial lump sum payable between January 2 and March 15 immediately following the end of the deferral period for such Plan Year with the balance of such Elective Deferral paid in annual installments over 5, 10 or 15 years commencing between January 2 and March 15 immediately following the end of the deferral period for such Plan Year.”

5. Effective as of January 1, 2009, Section 7.2, “Extension Of Deferral Periods,” is hereby amended by adding the following sentence to the end thereof:

“For purposes of clarification, Participants who retire under a Company pension plan, or attain age 55 and complete at least ten years of service as of their date of termination, or have a Total and Permanent Disability shall be permitted to renew their deferral elections. All other terminated Participants shall not be permitted to renew their deferral elections.”

IN WITNESS WHEREOF, the Committee has caused this amendment to be executed by a duly authorized member as of the date first set forth above.

ERISA MANAGEMENT COMMITTEE

By:	/s/ Ann Kraus
Ann Kraus
Co-Chairman

3